SCHEDULE A

(as of April 30, 2021)

Portfolio	Advisory Fee (%)	Initial Board Approval Date	Shareholder Approval Date	Initial Effective Date	Termination Date
Invesco Aerospace & Defense ETF	0.50	3/22/06	8/16/06	9/18/06	4/30/22
Invesco BuyBack Achievers™ ETF	0.50	8/21/06	12/19/06	12/20/06	4/30/22
Invesco MSCI Sustainable Future ETF	0.50	8/21/06	10/23/06	10/24/06	4/30/22
Invesco Dividend Achievers™ ETF	0.40	3/22/06	7/20/06	9/18/06	4/30/22
Invesco DWA Momentum ETF	0.50	8/21/06	2/28/07	3/1/07	4/30/22
Invesco DWA Basic Materials Momentum ETF	0.50	8/21/06	10/11/06	10/12/06	4/30/22
Invesco Dynamic Biotechnology & Genome ETF	0.50	3/22/06	7/20/06	9/18/06	4/30/22
Invesco Dynamic Building & Construction ETF	0.50	3/22/06	6/14/06	9/18/06	4/30/22
Invesco DWA Consumer Cyclicals Momentum ETF	0.50	8/21/06	10/11/06	10/12/06	4/30/22
Invesco DWA Consumer Staples Momentum ETF	0.50	8/21/06	10/11/06	10/12/06	4/30/22
Invesco Dynamic Energy Exploration & Production ETF	0.50	3/22/06	7/20/06	9/18/06	4/30/22
Invesco DWA Energy Momentum ETF	0.50	8/21/06	10/11/06	10/12/06	4/30/22
Invesco DWA Financial Momentum ETF	0.50	8/21/06	10/11/06	10/12/06	4/30/22
Invesco Dynamic Food & Beverage ETF	0.50	3/22/06	6/14/06	9/18/06	4/30/22
Invesco DWA Healthcare Momentum ETF	0.50	8/21/06	10/11/06	10/12/06	4/30/22
Invesco DWA Industrials Momentum ETF	0.50	8/21/06	10/11/06	10/12/06	4/30/22
Invesco Dynamic Large Cap Growth ETF	0.50	3/22/06	7/20/06	9/18/06	4/30/22
Invesco Dynamic Large Cap Value ETF	0.50	3/22/06	7/20/06	9/18/06	4/30/22
Invesco Dynamic Leisure and Entertainment ETF	0.50	3/22/06	6/14/06	9/18/06	4/30/22
Invesco Dynamic Market ETF	0.50	3/22/06	7/20/06	9/18/06	4/30/22
Invesco Dynamic Media ETF	0.50	3/22/06	6/14/06	9/18/06	4/30/22
Invesco Dynamic Networking ETF	0.50	3/22/06	6/14/06	9/18/06	4/30/22
Invesco Dynamic Oil & Gas Services ETF	0.50	3/22/06	7/31/06	9/18/06	4/30/22
Invesco Dynamic Pharmaceuticals ETF	0.50	3/22/06	7/20/06	9/18/06	4/30/22
Invesco Dynamic Semiconductors ETF	0.50	3/22/06	7/20/06	9/18/06	4/30/22
Invesco Dynamic Software ETF	0.50	3/22/06	6/14/06	9/18/06	4/30/2222
Invesco DWA Technology Momentum ETF	0.50	8/21/06	10/11/06	10/12/06	4/30/22
Invesco DWA Utilities Momentum ETF	0.50	3/22/06	6/14/06	9/18/06	4/30/22
Invesco Financial Preferred ETF	0.50	8/21/06	11/30/06	12/1/06	4/30/22
Invesco FTSE RAFI US 1000 ETF	0.29	3/22/06	7/20/06	9/18/06	4/30/22

Portfolio	Advisory Fee (%)	Initial Board Approval Date	Shareholder Approval Date	Initial Effective Date	Termination Date
Invesco FTSE RAFI US 1500 Small-Mid ETF	0.29	8/21/06	9/19/06	9/20/06	4/30/22
Invesco S&P 100 Equal Weight ETF	0.25	8/21/06	11/30/06	12/1/06	4/30/22
Invesco S&P 500 GARP ETF	0.29	03/22/11	06/15/11	06/16/11	4/30/22
Invesco S&P 500 Value with Momentum ETF	0.29	03/22/11	06/15/11	06/16/11	4/30/22
Invesco S&P Midcap Quality ETF	0.25	8/21/06	11/30/06	12/1/06	4/30/22
Invesco S&P Midcap Momentum ETF	0.29	3/22/06	7/20/06	9/18/06	4/30/22
Invesco S&P Midcap Value with Momentum ETF	0.29	3/22/06	7/20/06	9/18/06	4/30/22
Invesco S&P SmallCap Momentum ETF	0.29	3/22/06	6/14/06	9/18/06	4/30/22
Invesco S&P SmallCap Value with Momentum ETF	0.29	3/22/06	7/20/06	9/18/06	4/30/22
Invesco Global Listed Private Equity ETF	0.50	8/21/06	10/23/06	10/24/06	4/30/22
Invesco Golden Dragon China ETF	0.50	3/22/06	7/20/06	9/18/06	4/30/22
Invesco High Yield Equity Dividend Achievers™ ETF	0.40	3/22/06	7/20/06	9/18/06	4/30/22
Invesco International Dividend Achievers™ ETF	0.40	3/22/06	7/20/06	9/18/06	4/30/22
Invesco S&P 500® Quality ETF	0.15	3/22/06	7/31/06	9/18/06	4/30/22
Invesco S&P Spin-Off ETF	0.50	12/19/17	4/06/18	4/06/18	4/30/22
Invesco Water Resources ETF	0.50	3/22/06	8/31/06	9/18/06	4/30/22
Invesco WilderHill Clean Energy ETF	0.50	3/22/06	8/16/06	9/18/06	4/30/22
Invesco Zacks Mid-Cap ETF	0.50	12/19/17	4/06/18	4/06/18	4/30/22
Invesco Zacks Multi-Asset Income ETF	0.50	12/19/17	4/06/18	4/06/18	4/30/22

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated as of the day and year first above written.

INVESCO EXCHANGE-TRADED FUND TRUST

By:	/s/ Anna Paglia
Name:	Anna Paglia
Title:	President and Principal Executive Officer

INVESCO CAPITAL MANAGEMENT LLC

By:	/s/ Anna Paglia
Name:	Anna Paglia
Title:	Managing Director and Chief Executive Officer